UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2003

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19700	33-0266089
(Commission File No.)	(IRS Employer Identification No.)

9360 Towne Centre Drive San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

ITEM 5. OTHER EVENTS.

On December 17, 2003, Amylin Pharmaceuticals, Inc. (the “Company”) announced that the United States Food and Drug Administration has issued a second approvable letter for SYMLIN® (pramlintide acetate), the Company’s lead drug candidate being studied for the treatment of people with type 1 and insulin-using type 2 diabetes.  A copy of the Company’s press release dated December 17, 2003, relating to the letter is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)          EXHIBITS.

Number	Description

99.1	Press release issued by the Company on December 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: December 17, 2003	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel

INDEX TO EXHIBITS

99.1	Press release issued by the Company on December 17, 2003.